UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 20, 2015, United States Cellular Corporation (“U.S. Cellular”) announced that it would discontinue its Rewards program for customers that are on service plans eligible for Rewards points. All Rewards-eligible customers will be impacted by this change.

The decision to phase out the Rewards program was made after careful consideration and input from many customers.  The decision will allow U.S. Cellular to bring its customers more of the things that matter to them the most, such as national coverage, customer service excellence, the newest devices and the best overall value,

Customers will continue to earn Rewards points through April 30, 2015 for Rewards eligible activity and will have the ability to redeem Rewards points through September 1, 2015. After September 1, 2015, customers’ Rewards accounts will be closed and any unredeemed Rewards points will expire as the program will be officially discontinued.

For additional information on the changes to the Rewards program, see www.uscellular.com.

At this time, the company is unable to reliably estimate the financial benefit to its 2015 results of operations of discontinuing the Rewards program.  Revenue will increase due to the deferred point balance being recognized, but redemption rates and how redeemed points are used as the program winds down are uncertain and could vary widely.   Direct and indirect costs related to ending the program including temporarily increased customer service staffing levels, customer churn, and churn mitigation programs could be significant and also could vary widely.  The company will continue to provide innovative plans, products and services that will provide customers with exceptional value above and beyond the Rewards program.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	March 20, 2015

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement